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                                                                    Exhibit 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Advanced Glassfiber Yarns LLC


We consent to the inclusion in this pre-effective amendment No. 1 to the registration statement on Form S-4 (Registration No. 333-72305) of our report dated March 26, 1999, on our audits of the financial statements of Advanced Glassfiber Yarns LLC. We also consent to the references to our firm under the caption "Experts".


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Greensboro, North Carolina
May 6, 1999